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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 1995, with respect to the financial statements of AEL Industries, Inc. included in the Registration Statement on Form S-3 and related Prospectus of Tracor, Inc. for the issuance of shares of common stock and for the registered resale of shares of its common stock issued in connection with the acquisition of substantially all of the assets of Westmark Systems, Inc.

                                            ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 5, 1996